                                                               Exhibit (a)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

 ------------------------------------------------------------------------------

 For this type of account:                      Give the name and
                                                SOCIAL SECURITY
                                                number of--
 ------------------------------------------------------------------------------

  1. An individual                              The individual

  2. Two or more individuals (joint account)    The actual owner of the
                                                account or, if combined
                                                funds, the first individual on
                                                the account (1)

  3. Custodian account of a minor (Uniform      The minor (2)
     Gift to Minors Act)

  4. a. The usual revocable savings trust       The grantor-trustee (1)
        (grantor is also trustee)
    b. So-called trust account that is not a    The actual owner (1)
       legal or valid trust under State law

  5. Sole proprietorship                        The owner (3)

  6. Sole proprietorship account                The owner (3)
 ------------------------------------------------------------------------------

----------------------------------------------------------------------------------
For this type of account:                       Give the name and
                                                EMPLOYER
                                                IDENTIFICATION
                                                number of--
----------------------------------------------------------------------------------

 7. A valid trust, estate, or pension trust     The legal entity (Do not
                                                furnish the identifying
                                                number of the personal
                                                representative or trustee
                                                unless the legal entity itself is
                                                not designated in the account
                                                title.) (4)

 8. Corporate                                   The corporation

 9. Association, club, religious, charitable,   The organization
    educational, or other tax-exempt
    organization

10. Partnership                                 The partnership

11. A broker or registered nominee              The broker or nominee

12. Account with the Department of              The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or prison)
    that receives agricultural program
    payments
----------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employment identification number (if you have one.).
(4) List first and circle the name of the legal trust, estate, or pension trust.

Note:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on all payments include the following:
 .A financial institution.
 .Anorganization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
 .The United States or any agency or instrumentality thereof.
 .A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 .A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 .An international organization or any agency or instrumentality thereof.

 Payees that may be exempt from backup withholding, including, among others:
 .A corporation.
 .A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 .A real estate investment trust.
 .A common trust fund operated by a bank under section 584(a).
 .An entity registered at all times during the tax year under the Investment Company Act of 1940.
 .A foreign central bank of issue.

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 .Payments to nonresident aliens subject to withholding under section 1441. .Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
 .Payments of patronage dividends where the amount received is not paid in money.
 .Payments made by certain foreign organizations.

 Payments of interest not generally subject to backup withholding include the following:
 .Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 .Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 .Payments described in section 6049(b)(5) to non-resident aliens.
 .Payments on tax-free covenant bonds under section 1451.
 .Payments made by certain foreign organizations.
 .Mortgage interest paid to you.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup with-holding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049,
6050A, and 6050N, and their regulations.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2